EX 4.7.14 - Supplemental Translation to Bidding Document 3
Part 1
Tender

ShangHai MacroProcess Technology Co.,Ltd
Shenyang Sunshine Pharmaceutical Company Limited
Purified water、water for Injection、Pharmceutical Steam
storage and Distributions System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718
Page 1 / Total 60

Content
1. Quotation document	3
1.1. Qualification of legal representative	3
1.2. Power of attorney from legal representative	4
1.3. ID Card copy of legal representative	5
1.4. Tender	6
2.Proposal 1 pipes and fitness are ALFA LAVAL	7
2.1. Quotation list	7
2.2. Item quotation list	9
2.2.1. Purified water system material list and quotation	9
2.2.2. Water for Injection system material list and quotation	14
2.2.3. Pharmceutical Steamstorage and Distributions System list and quotation	21
2.2.4. Quotation for purified water and water for injection system	24
2.2.5. Storage tank configuration list	26
2.2.6. Cost of welding spot	30
2.2.7. Piping insulation price list	31
2.2.8. Quantity list of accessories for system	32
2.2.9. Quotation for authentication service	33
3.Proposal 2 pipes and fitness are NEUMO	34
3.1. Price list	34
3.2. Item quotation list	35
3.2.1. Purified water system material list and quotation	36
3.2.2. Water for Injection system material list and quotation	41
3.2.3. Pharmceutical Steamstorage and Distributions System list and quotation	48
3.2.4. Quotation for purified water and water for injection system	51
Shenyang Sunshine Pharmaceutical Company Limited
Purified water、water for Injection、Pharmceutical Steam
storage and Distributions System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 2 / Total 60
3.2.5. Tank body list instruction	53
3.2.6. Cost of welding spot	57
3.2.7. Piping insulation price list	58
3.2.8. Quantity list of accessories for system	59
3.2.9. Quotation for authentication service	60
Shenyang Sunshine Pharmaceutical Company Limited
Purified water、water for Injection、Pharmceutical Steam
storage and Distributions System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 3 / Total 60
1. Quotation document
1.1. Qualification of legal representative
Qualification of legal representative
Name of organization: ShangHai MacroProcess Technology Co.,Ltd
Address: 1F，building A ,No.168 LuoYang Rd, Shanghai
Operating period: 26th July 2007 -25th July 2017
Name: Wang Wei
Gender: Male
Name: 36
Title: Legal representative
Here by prove that Mr. Wang Wei, the legal representative of ShangHai MacroProcess Technology Co.,Ltd, is entitled to sign the tender document regarding to this tender, negotiate the contract and deal with all matters therein.
Tender unit (stamp): ShangHai MacroProcess Technology Co.,Ltd
Date: 15th January 2009
Shenyang Sunshine Pharmaceutical Company Limited
Purified water、water for Injection、Pharmceutical Steam
storage and Distributions System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 4 / Total 60
1.2. Power of attorney from legal representative
Power of attorney from legal representative
Shenyang Sunshine Pharmaceutical Company Limited:
This power of attorney declares: I, Wang Wei, the legal representative of ShangHai MacroProcess Technology Co.,Ltd, 1F，building A ,No.168 LuoYang Rd, Shanghai, now sign on behalf of the company to authorize the sales Manager Zhang Song acting as the legal agent who will attend the tender of Purified water、water for Injection、Pharmceutical Steam storage and Distributions System project organized by Shenyang Sunshine Pharmaceutical Company Limited. Out company will bear all responsibilities on the signature of the agent upon all documents and actions.
The agent shall be not allowed to transfer the authorization.
This authorization has come into force since 15th January 2009.
Agent: Zhang Song, Gender: Male, Age: 35
Unit: ShangHai MacroProcess Technology Co.,Ltd  Title: Sales Manager
Address: 1F，building A ,No.168 LuoYang Rd, Shanghai
Bidder: (common seal) ShangHai MacroProcess Technology Co.,Ltd
Legal representative: (seal)
15th January 2009
Shenyang Sunshine Pharmaceutical Company Limited
Purified water、water for Injection、Pharmceutical Steam
storage and Distributions System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 5 / Total 60
1.3. ID Card copy of legal representative
Shenyang Sunshine Pharmaceutical Company Limited
Purified water、water for Injection、Pharmceutical Steam
storage and Distributions System
Bidding Documents
Tender
1.4. Tender
Tender
To Shenyang Sunshine Pharmaceutical Company Limited:
We have received your tender documents regarding to Purified water、water for Injection、Pharmceutical Steam storage and Distributions System, and we decided to attend the tender. The Sales Manager Zhang Song is authorized to submit the following documents, 1 original and 2 copy on behalf of our company. Meanwhile, we are willing to abide by the following requirement:

1、Acknowledge and be willing to supply, install, debug and maintain the Purified water、water for Injection、Pharmceutical Steam storage and Distributions System according the rules and requirements in various tender documents.

2、The quotation for proposal 1 is 6,707,782.17 Yuan (pipes and fitness are ALFA LAVAL), for proposal 2 is 6,512,069.68 Yuan（pipes and fitness are NEUMO）; the promised supply period is 120 calendar days, installation period 90 calendar days, and the installation quality should live up to GMP requirement.

3、Be willing to fulfill the responsibility and obligation according to the law of contract and Law of the People's Republic of China on Tenders and Bids.

4、In the event we win the tender, we will perform all requirements in the tender document and finish the task with proper time, quality and quantity.

5、We are willing to provide all information required in the tender document.

6、We understand that the lowest quotation is not the only condition to win.

7、We agree to pay tender bond according the tender document and observe all regulations regarding to tender.

8、We tender is effective with 60 days after bid opening.

9、Please send all correspondences to the following address:

Address: 1F，building A ,No.168 LuoYang Rd, Shanghai
Tele: 021-54306717/ 13901375676 fax: 021-54306718
Bidder: (common seal) ShangHai MacroProcess Technology Co.,Ltd
Legal representative: (seal)

Date：__

Translation of other English bidding documents refers to the PDF. The part not being translated could be: Price Breakdown for PRO Distributiong System.